UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – September 12, 2012
(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in its charter)

STATE OF UTAH	001-08796	87-0407509
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 South State Street, P.O. Box 45433, Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Wexpro II Agreement

On September 12, 2012, Questar Gas Company (f/k/a Mountain Fuel Supply Company), Wexpro Company, the Utah Division of Public Utilities and the Wyoming Office of Consumer Advocate, entered into the Wexpro II Agreement. An application for approval of the Wexpro II Agreement has been filed with the Utah and Wyoming Public Service Commissions on September 18, 2012. This Agreement provides a mechanism whereby future oil and gas properties acquired by Wexpro Company, at its own risk, would be submitted for Public Service Commission approval to develop and operate such properties on a cost-of-service basis for the benefit of Questar Gas' customers. The terms and conditions of the Wexpro II Agreement are modeled after the existing Wexpro Agreement dated October 14, 1981 (See Exhibit 10(a) to Mountain Fuel Supply Company's Annual Report on Form 10-K for 1981).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION
(Registrant)

September 18, 2012	/s/Kevin W. Hadlock Kevin W. Hadlock Executive Vice President and Chief Financial Officer